CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 19, 2003, relating to the financial statements and supplemental schedule of the Edison 401(k) Savings
Plan (formerly known as the Southern California Edison Company Stock Savings Plus Plan) appearing in the Plan's
Annual Report on Form 11-K for the year ended December 31, 2002.

We also consent to the references to our firm in this registration statement.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Los Angeles, California
May 19, 2004